Exhibit 10.11

PRE-PAYMENT
ADVANCE AGREEMENT

BY AND BETWEEN

EMPIRE RESOURCES, INC., having a principle place of business at 1 Parker Plaza, Fort Lee, New Jersey, 07024, USA, on the one hand,

AND

SOUTHERN ALUMINUM INDUSTRY (CHINA) CO., LTD, established in the People’s Republic of China with limited liability,

PT. ALUMINDO LIGHT METAL INDUSTRY, TBK, an Indonesia
Limited Liability Company,

AND

FUNG LAM TRADING COMPANY LTD, a Hong Kong Limited Liability Company,
on the other hand

This Agreement is entered this 27th day of May, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pre-Payment Advance Agreement”), by and among (a) Empire Resources, Inc., a USA corporation (hereinafter “EMPIRE”), on the one hand, and (b) Southern Aluminum Industry (China) Co., Ltd, established in the People’s Republic of China with limited liability (hereinafter “SAIC”), PT. Alumindo Light Metal Industry, Tbk, an Indonesian corporation, (hereinafter “Alumindo”, together with SAIC, the “Manufacturers”), and Fung Lam Holdings, a Hong Kong Limited Liability Company (hereinafter, “FLH” and, collectively with the Manufacturers, the “Companies”), on the other hand.

WHEREAS, contemporaneously with the execution of this Pre-Payment Advance Agreement, the parties hereto will enter into a Supply Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Supply Agreement”).  Capitalized terms used herein for which no meanings are provided in this Pre-Payment Advance Agreement shall have the meanings provided in the Supply Agreement.

1.           Pre-Payment Advances.  Subject to the conditions set forth in Section 2 below, Empire (or one or more of its affiliates) shall provide to FLH a Pre-Payment Advance of US$ 10,000,000 (the “Pre-Payment Advance”) payable in 2 (two) installments (each an “Installment”).  Each installment shall be made on the following dates, in the following amounts and to the following account by wire transfer:

First Payment
Due Date: Within 10 (ten) business days of the signing of this agreement
US$ 5,000,000

Second Payment

Due Date: 3 January 2012
US$ 5,000,000

Account Information:
Beneficiary : Fung Lam Trading Co., Ltd.
Beneficiary's Bank : Bank of China (HK) Ltd.
Beneficiary's A/C No.: 01291692006001
Advising Bank : Bank of China, New York Branch
                              410 Madison Avenue, New York NY 10017, U.S.A.
                              UID No. 101779

2.           Conditions Precedent.  EMPIRE shall not be required to make any Installment unless each of the following conditions has been satisfied at the time such Installment is required to be made: (a) no Event of Default has occurred and is continuing,  no material breach under this Pre-Payment Advance Agreement has occurred and is continuing and no breach under any other supply agreement that EMPIRE and Alumindo or EMPIRE and SAIC is party to has occurred and is continuing and (b) each of the representations and warranties set forth in Section 3 below are true and correct as of the date of each Pre-Payment Advance.

3.           Representations and Warranties.  Each Company hereby represents and warrants as of the date first written above and on the date of each Pre-Payment Advance as follows:

(a)           it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to enter into and perform this Pre-Payment Advance Agreement and the Supply Agreement, and all necessary authority has been obtained;

(b)           each of this Pre-Payment Advance Agreement and the Supply Agreement constitutes its legal, valid and binding obligation enforceable against the Companies in accordance with its terms;

(c)           the entering into and performance of this Pre-Payment Advance Agreement and the Supply Agreement does not and will not violate any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected;

(d)           all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the entering into and performance of this Pre-Payment Advance Agreement and the Supply Agreement have been obtained or made and are in full force and effect (including, without limitation, any applicable foreign exchange related authorization necessary for receiving each installment of the Pre-Payment Advance);

(e)           it is in the best interests of each Company to execute this Pre-Payment Advance Agreement inasmuch as such Company will derive substantial direct and indirect benefits from the Pre-Payment Advances made from time to time hereunder, and each Company acknowledges and agrees that EMPIRE is relying on this representation in agreeing to make Pre-Payment Advances hereunder;

(f)           no other sources of financing have been obtained, directly or indirectly, by the Companies to fund the Production Capacity Expansion, other than cash on hand of the Companies and the Pre-Payment Advance; and

(g)           since December 31, 2009, there has been no event or circumstance that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (x) the business, assets, liabilities (actual or contingent), condition (financial or otherwise), operations, performance, properties or prospects of any of the Companies, (y) the ability of any of the Companies to perform its obligations under this Pre-Payment Advance Agreement or under the Supply Agreement or (z) the legality, validity, binding effect or enforceability against any Company of this Pre-Payment Advance Agreement or the Supply Agreement.

4.           Use of Proceeds.  The proceeds of the Pre-Payment Advance will only be used to finance the expansion of SAIC’s production capacity (the “Production Capacity Expansion”) at its premises located at Rong Qiao Economic and Technological Development Zone, Hong Lu Town, Fuqing City, Fujian, The People’s of Republic of China, including the purchase of New Equipment.

5.           Receipts.  Promptly following receipt of each Installment FLH shall deliver to Empire a receipt executed by FLH in form and substance as set forth in the form Receipt attached hereto as Exhibit “A”; provided that any failure of Empire to produce such receipt shall not limit or otherwise affect the obligations owed by the Companies to Empire hereunder.

6.           Repayment.  The Pre-Payment Advance shall be repaid by the Manufacturers on the first day of each month starting from January 1, 2013 in the amount of (a) in the case that the parties to the Supply Agreement have agreed to a Purchase Price for such month as contemplated by Section 4 of the Supply Agreement, $277,777.78 and (b) in the case that the parties to the Supply Agreement have not agreed to a Purchase Price for such month as contemplated by Section 4 of the Supply Agreement, $555,555.56.  In addition, interest shall accrue on the remaining balance of the Pre-Payment Advance at the rate of One Month Libor USD (the rate per annum at which Eurodollar deposits are offered in the interbank Eurodollar market for such interest period, as quoted on Reuters Screen LIBOR01 Page (or any successor page or service)) +3.5% per annum during each month for which the parties to the Supply Agreement do not agree to a Purchase Price prior to such month as contemplated by Section 4 of the Supply Agreement.  It being understood that the minimum required amount to be delivered under the Supply Agreement on or after January 1, 2013 is the New Minimum Commitment.

To the extent that the Pre-Payment Advance is not repaid as set forth in the foregoing paragraph, EMPIRE shall have the right to require that the Pre-Payment Advance be repaid by any or all of the Companies in immediately available funds in U.S. dollars upon demand therefor.   The Companies and Empire shall each maintain a record of the amounts deducted from the Pre-Payment Advance and a running balance of the outstanding Pre-Payment Advance amounts.  The Companies and Empire shall mutually reconcile their record of outstanding Pre-Payment Advance amounts each calendar quarter as set forth in detail within Section 3 of the Supply Agreement.

7.           Acceleration; Termination.

(a)           Notwithstanding anything contained to the contrary in this Pre-Payment Advance Agreement or the Supply Agreement, upon or after the occurrence of any Event of Default, upon or after the occurrence of any material breach of this Pre-Payment Advance Agreement or upon or after any  representation or warranty hereunder not being true and correct in all material respects when made the full amount of the outstanding Pre-Payment Advances shall become due and payable by the Companies in immediately available funds in U.S. dollars on demand and EMPIRE shall be under no obligation to fund any remaining Installments.

(b)           Notwithstanding anything to the contrary in this Pre-Payment Advance Agreement or in the Supply Agreement, if any portion of the Pre-Payment Advance or any interest accrued thereon remains unpaid on January 01, 2016, the entire remaining Pre-Payment Advance shall become immediately due and owing to Empire and shall be immediately paid by Companies.

(c)           EMPIRE may in its sole and absolute discretion terminate its obligations hereunder at any time prior to June 30, 2011 by providing written notice thereof to any Company.  Upon such termination, the EMPIRE shall have no further obligations hereunder and Companies shall not be obligated to repay the first Installment of the Pre-Payment Advance.

8.           Taxes.  The obligations owed to EMPIRE under this Pre-Payment Advance Agreement shall be paid and otherwise satisfied without set-off or counterclaim, and with any and all gross-ups with respect to taxes, duties or other similar amounts required to cause the amounts received by EMPIRE to be equal to the outstanding Pre-Payment Advances made by EMPIRE.

9.           Information.  Each Company agrees to provide EMPIRE with information about the financial condition of such Company and each of the other Companies and SAIC’s progress in the Production Capacity Expansion, in each case at such times and with such detail as reasonably requested by EMPIRE.

10.           Governing Law; Dispute Resolution.  This Pre-Payment Advance Agreement shall be governed by the laws of the State of New York, United States, without regard to conflicts of laws principles.  All disputes arising out of, relating to, or in connection with this Pre-Payment Advance Agreement, including any question regarding its existence, validity, or termination, and any question as to whether a particular dispute is arbitrable hereunder, shall be referred to and finally resolved by binding arbitration administered by the International Chamber of Commerce and conducted pursuant to its Rules of Arbitration by three arbitrators appointed in accordance with said Rules, with the two co-arbitrators having 30 days from the appointment of the second arbitrator to nominate the chair.  The arbitration shall be conducted in the English language in Singapore, and shall be governed by and interpreted according to the laws of Singapore.  Judgment upon the award may be entered by any court having jurisdiction thereof.  The parties herein agree that the prevailing party of any arbitration proceeding will be entitled to an award of its attorney’s fees and costs.

11.           Entire Agreement; Modification.  This Pre-Payment Advance Agreement and the Supply Agreement constitute the only agreements between the parties relating to the subject matter hereof.  The parties hereto agree to amend, supplement, amend and restate or otherwise modify this Pre-Payment Advance Agreement and the Supply Agreement to the extent necessary to facilitate the actions described in Section 14; provided that, if any such amendment, supplement, amendment and restatement or other modification shall adversely affect the rights or obligations of any party hereto, such amendment, supplement, amendment and restatement or other modification shall be in form and substance reasonably satisfactory to such party.  All other amendments, supplements, amendment and restatements and other modifications must be in writing and mutually executed by the parties hereto.  The waiver of any term, breach, default, or right under this Pre-Payment Advance Agreement by any party shall not be deemed to be a waiver or release of such term, breach, default or right or any subsequent breach of the same or any other term contained herein.

12.           Notices.  All notices to each party to this Pre-Payment Advance Agreement shall be in writing and delivered via overnight carrier or by fax to the addresses and/or fax numbers set forth on Schedule I.  Notice shall be deemed received on the third (3rd) day from delivery by the noticing party to the overnight carrier and on the next day if notice is sent by fax.  The parties may change the address, fax number or person to whom notice must be made to the attention of by providing the other party written notice of any such change pursuant to this section.

13.           Cooperation.  Upon the request of EMPIRE and at the sole expense of the Companies, each Company shall take all necessary action (including, without limitation, obtaining all consents, approvals, licenses and authorizations of, and filings and registrations with, governmental authorities) to cause this Pre-Payment Advance Agreement, the Supply Agreement, the transactions contemplated hereby and thereby to be the legal, valid, binding and enforceable obligations and actions of the parties hereto under the applicable laws of the jurisdictions indicated by EMPIRE.

14.           Applicable Law.  When used in this Pre-Payment Advance Agreement and in the Supply Agreement the terms “applicable law”, “regulation”, “order” and “governmental authorities” shall include, without limitation, the laws, regulations, orders and governmental authorities applicable to the transactions contemplated by the Pre-Payment Advance Agreement and Supply Agreement, including, without limitation, those of each national and local jurisdiction where each party hereto is located and/or organized and/or conducts business related to such transactions.

15.           Counterparts.  This Pre-Payment Advance Agreement may be executed by the parties in counterparts, all of which, taken together, constitutes the original Pre-Payment Advance Agreement.  The parties further agree that the signatures hereto may be evidenced by facsimile telecopy, or by scanned copy delivered via e-mail transmission.

16.           Waiver.  Each Company waives (a) any defense arising by reason of any disability or other defense of any other Company, or the cessation from any cause whatsoever (including any act or omission of EMPIRE) of the liability of any other Company, (b) any defense based on any claim that any Company’s obligations exceed or are more burdensome than those of any other Company’s obligations; (c) the benefit of any statute of limitations affecting the Companies’ liability hereunder; (d) any right to require EMPIRE  to proceed against any Company or pursue any other remedy in EMPIRE’s power whatsoever; and (e) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the obligations hereunder, and all notices of acceptance of this Pre-Payment Agreement or of the existence, creation or incurrence of new or additional obligations of the Companies hereunder or under the Supply Agreement.

17.           Invalidity.  Any provision of this Pre-Payment Advance Agreement which shall prove to be invalid, void or illegal shall in  no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

18.           Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or equity.

19.           Assignment.  This Pre-Payment Advance Agreement is not assignable by either party without the prior written and executed mutual consent of both parties, which consent shall be at each party’s sole discretion.

20.           Joint and Several.  The obligations of the Companies hereunder shall be joint and several.  For the avoidance of doubt, if either Manufacturer is unable to perform any of its obligations to provide Product or any Company is unable to perform any other of its obligation hereunder for any reason whatsoever, including, without limitation, a force majeure event, each of the other Manufacturers or Companies, as the case may be, shall automatically be responsible for the performance of such obligation; provided, however, that upon the occurrence of a force majeure event, Empire shall have the right, in its sole discretion, to waive performance of any obligation hereunder by the party subject to such force majeure event.

21.           Language.  This Pre-Payment Advance Agreement shall initially be executed in English. To the extent requested by any governmental authority having jurisdiction over this Pre-Payment Advance Agreement, the parties hereto, the Pre-Payment Advance or the Collateral, the parties may arrange to translate this Prepayment Pre-Payment Advance Agreement into certain other language(s) or execute this Pre-Payment Advance Agreement in such other language(s) as requested by such governmental authority. In that case, to the extent permitted by the relevant governmental authority, the parties should procure that in case of any discrepancy between the English version and other language version of this Pre-Payment Advance Agreement, the English version shall prevail.

Southern Aluminum Industry (China) Co., Ltd                       Empire Resources, Inc.

/s/Alim Satria                                                                                /s/Nathan Kahn
Alim Satria                                                                                     Nathan Kahn
President Director                                                                        President

PT. Alumindo Light Metal Industry, Tbk

.

/s/Alim Satria
Alim Satria
Executive Managing Director

Fung Lam Trading Company Ltd.

.

/s/Alim Satria
Alim Satria
Director

SCHEDULE I

Notice Information

If to Empire Resources, Inc.:
One Parker Plaza
Fort Lee, NJ 07024
United States of America
Attn: Mr. Nathan Kahn
President
+ 1 (201) 944-2226 fax
+ 1 (201) 944-2200 phone

If to Southern Aluminium Industry (China) Co. Ltd:
Rong Qiao Economic and Technological Development Zone ,
Hong Lu Town, Fuqing,
Fujian 350301, The People’s of Republic of China
Attn:           Mr. Alim Satria
President Director
+86 (591) 8538 7530 fax
+86 (591) 8538 8010 phone

If to PT. Alumindo Aluminum Industry, [Tbk]:
38-40, Kembang Jepun
Surabaya 60162
Indonesia

Attn:           Mr. Alim Satria
Executive Managing Director
+ 62 (31) 353-3055 fax
+ 62 (31) 353-1445 phone

If to Fung Lam Trading Company Ltd.:
Rm 1501, Wing On House
71 Des Voeux Rd, Central
Hong Kong
Attn:           Mr. Alim Satria
Director
+852-2868 0204 fax
+852-2521 6551phone

EXHIBIT “A”

Fung Lam Trading Company Ltd. (“Fung Lam”) , herein acknowledge receipt of __________________, from Empire International, Inc, on this ___, day of _______, 2011, pursuant to the Pre-Payment Advance Agreement executed by and between Fung Lam, Southern Aluminum Industry (China) Co., Ltd., PT. Alumindo Light Metal Industry, Tbk, and Empire International, Inc., dated ______________________, 2011

Fung Lam Trading Company Ltd.

.

___________________________
Alim Satria
Director

Acknowledged by:
Southern Aluminum Industry (China) Co., Ltd. (SAIC)

___________________________
Alim Satria
President Director

PT. Alumindo Light Metal Industry Tbk

Alim Satria
Executive Managing Director